UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5103 (Commission File Number)	72-0496921 (IRS Employer Identification No.)

1100 Alakea Street, Suite 2900
Honolulu, Hawaii  96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)	On March 3, 2014, Barnwell Industries, Inc. held an annual meeting of stockholders.

(b)           At the meeting, stockholders voted on the election of directors, the advisory (non-binding) approval of the compensation of the Company’s named executive officers, the approval of the Company’s Pay for Performance Plan and the ratification of KPMG LLP as the independent auditors for fiscal year 2014.  A total of 7,548,612 shares of Barnwell’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy. All nominees were elected, the compensation of the Company’s named executive officers was approved, the Company’s Pay for Performance Plan was approved and the ratification of KPMG LLP as the independent auditors for fiscal year 2014 was approved.  The results of the meeting were as follows:

	For	Withheld/ Against	Abstain	Broker Non-Votes
1. Directors

Morton H. Kinzler	4,740,108	1,760,988		1,047,516
Martin Anderson	4,554,503	1,946,593		1,047,516
Murray C. Gardner	5,315,615	1,185,481		1,047,516
Alexander C. Kinzler	4,755,035	1,746,061		1,047,516
Russell M. Gifford	4,734,147	1,766,949		1,047,516
Diane G. Kranz	5,321,742	1,179,354		1,047,516
Kevin K. Takata	5,326,356	1,174,740		1,047,516
Ahron H. Haspel	5,317,442	1,183,654		1,047,516
Robert J. Inglima, Jr.	5,326,042	1,175,054		1,047,516
James S. Barnwell III	5,322,838	1,178,258		1,047,516

2. Advisory (non-binding) vote on executive compensation	5,250,877	1,212,059	38,160	1,047,516

3. Approval of a Pay for Performance Plan	5,202,499	1,266,284	32,313	1,047,516

4. Ratification of Independent Auditors	6,171,489	1,368,827	8,296	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 3, 2014

BARNWELL INDUSTRIES, INC.

By:	/s/ Russell M. Gifford
	Name:	Russell M. Gifford
	Title:	Executive Vice President and Chief Financial Officer